Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Employment Agreement”) is entered into as of this 1st day of February, 2005, between Jana A. Bell (the “Employee”) and “EFJ, Inc.” (the “Company”).

Section 1.                                            Employment.

a.                                       The Company hereby employs the Employee as Vice President, Special Projects and the Employee hereby accepts full-time employment in such capacity, subject to the terms of this Employment Agreement.  This employment shall be on an at-will basis and not for any definite employment term, i.e., either the Company or the Employee may terminate this employment relationship at any time, for any or no reason, with or without notice, subject to the provisions herein.  To the extent practicable, and without altering the at-will nature of the relationship, Company and the Employee shall each provide the other party with four (4) weeks’ advance notice of a termination or resignation, as applicable.  Company reserves the right to terminate employment in less than thirty days but agrees to pay Employee for the thirty day notice period.  Further, employment shall be on a “full-time” basis, which means Employee shall devote substantially all of Employee’s normal business time, attention, knowledge and skills to the business and interest of the Company.  Nothing herein is intended to restrict Employee from engaging in personal passive investment activities, as long as such activities do not create a conflict of interest.  With the approval of the Chairman & CEO of the Company, Employee may participate in civic, charitable, or industry organizations and may serve on the board of directors of non-competing for-profit or non-profit businesses.  Employee agrees to follow, obey and observe all of the rules, regulations, policies, procedures and systems of the Company, to work for the best interest of the Company, to strive to further the goodwill and professional standing of the Company with its clients, customers, vendors, employees, and the public, and to attend to the duties of employment hereunder.

b.                                      The Company shall pay the Employee a monthly salary of $17,500 (seventeen thousand five hundred dollars) (which equates to an annual figure of $210,000), less all applicable withholdings and other normal employee deductions per current pay policy, to be paid on the 15th and last day of each month in the amount of $8,750.00 (eight thousand seven hundred fifty dollars and zero cents) (the “Base Salary”).

c.                                       Employee shall be eligible to participate in the Management Incentive Program (“MIP”).  Under the MIP, Employee shall be eligible to earn an amount equal to a maximum of 40% of Employee’s Base Salary, assuming the Company and Employee meet certain targets as required by the MIP.

d.             The Company agrees to provide Employee with 50,000 options at the inception of employment to purchase Company stock.  In addition, subject to the approval of the Board and in accordance with the SEC Compliance notification given to the Employee, Employee is to receive another 50,000 options on Company stock on the one-year anniversary of the Effective Date, assuming Employee is still employed with the Company at that point.  Such options shall vest over five (5) years measured from the grant date with twenty percent (20%) of the options vesting at the end of the first year following the grant date and then yearly thereafter.  The strike price for the options will be the closing price of the Company stock on the day of the grant. All rights and obligations regarding stock options will be governed by the stock option plan documents.

e.                                       Employee shall be entitled to 120 (one hundred twenty) hours of vacation per year.

Section 2.                                            Confidential Information.

a.                                       The Company will give Employee “Confidential Information” (defined herein).  The Employee agrees to hold Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties, except to such directors, officers, employees, stockholders, and agents of the Company with a bona fide need to know, but only to the extent necessary to further the business purposes of the Company.  Employee further agrees that all such Confidential Information shall remain the exclusive property of the Company during Employee’s employment and following her separation from employment for any reason.

b.                                      The term “Confidential Information” shall mean any information not generally known in the relevant trade or industry, which by its sensitive nature can reasonably be expected to cause substantial harm to the Company if disclosed and which was obtained from any of the Company or its affiliates, or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services at any time by the Employee on behalf of any of the Company or its affiliates and which falls within the following general categories:

(i)                                     information relating to trade secrets of any of the Company or its affiliates or any customer or supplier of any of the Company or its affiliates;

(ii)                                  information relating to existing or contemplated products, services, technology, designs, processes, formulae, algorithms, research or product developments of any of the Company or its affiliates or any customer or supplier of any of the Company or its affiliates;

(iii)                               information relating to business plans, sales or marketing methods, pricing, customer lists, customer usages and/or requirements, supplier information of any of the Company or its affiliates or any customer or supplier of any of the Company or its affiliates; and

(iv)                              any other confidential information which any of the Company or its affiliates or any customer or supplier of any of the Company or its affiliates may reasonably have the right to protect by patent, copyright, or by keeping it secret or confidential.

c.                                       Confidential Information will not include information which:

(i)                                     was acquired by the Employee before receiving such information from the Company and without restriction as to use or disclosure;

(ii)                                  is required to be disclosed pursuant to law, providing the Employee uses reasonable efforts to give the Company reasonable notice of such required disclosure; or

(iii)                               is disclosed with the prior written consent of the Company.

Section 3.                                            Noncompete.

a.                                       Employee acknowledges and agrees that as an Employee and representative of the Company, the Employee will be responsible for building and maintaining business relationships and good will with customers, clients, prospects, employees, investors, and the public.  Employee further acknowledges and agrees that the Company’s business necessarily involves the creation and development of goodwill with the Company’s customers, clients, prospects, employees, investors, and the public.  Employee further acknowledges and agrees that this creates a special relationship of trust and confidence between the Company, the Employee, and various third parties.  Employee further acknowledges and agrees that this creates a risk and opportunity for Employee to misappropriate these relationships and the goodwill existing between the Company and such persons.  Accordingly, the Employee acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation.

b.                                      Ancillary to, and as a condition of employment, and in consideration of the Confidential Information, the stock options, and the other valuable consideration provided to Employee by the Company, Employee agrees to the following:

(i)                                     that at no time during the effective term of this Employment Agreement and for one (1) year following Employee’s separation from employment (for any reason), absent express written permission by the Chairman and CEO of the Company, will she (directly or indirectly for herself or on behalf of any other person, partnership, firm, association or corporation in the “Market Area” (defined below) (i) open or operate a business which would be a competitor of the Company or (ii) act as an employee, agent, advisor or consultant in the same or similar capacity or providing the same or similar services to any entity that competes with or is in the “Same or Similar Business” (defined below) of the Company.  “Market Area” is defined as an area within fifty miles of Employee’s office, or any other Company office in which Employee has conducted business.  “Same or Similar Business” is defined as any business that is a provider for communication products for public safety and/or public service.

(ii)                                  that at no time during the effective term of this Employment Agreement and for one (1) year following Employee’s separation from employment (for any reason), will she (directly or indirectly, for herself or on behalf of any other person, partnership, firm, association or corporation) (a) divert away, attempt to divert away, solicit, or attempt to solicit business from any of the company’s customers served by the Employee or whom Employee had dealings with during her employment, (b) attempt to attract any supplier away from the Company with whom the Employee worked while employed at EFJ Inc or use her information regarding the Company’s suppliers in any way which would detrimentally affect the Company.

(iii)                               Employee acknowledges that the Confidential Information and other valuable consideration provided herein gives rise to the Company’s interest in these restrictive covenants, and that any limitations as to time, geographic scope, and scope of activity to be restrained defined herein are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company.  The Employee further agrees that, if at some later date, a court of competent jurisdiction determines that these covenants are governed by, and do not meet, the criteria set forth in Tex. Bus. & Com. Code. § 15.50, these provisions shall be reformed, by the least extent necessary, to make them enforceable.  Should a court determine any restriction in this or any other section of the Agreement to be void, illegal, or unenforceable, all other provisions contained herein shall remain in full force and effect.

(iv)                              Notwithstanding anything in this agreement to the contrary, in the event the Company fails to pay to the employee those sums required under Section 7 and/or 8, the restrictive covenants contained in this section 3 shall be null and void.

Section 4.                                            Proprietary Rights.  The Employee agrees that all inventions, innovations, improvements and other work product (including, without limitation, new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by her during her employment by the Company, shall belong to the Company and the Employee hereby assigns all right, title, and interest in same and all copyrights, source codes, patents, trademarks, trade secrets and other proprietary rights related thereto to the Company.  The Employee will promptly disclose such inventions, innovations, improvements and work product to the Company and, during her employment by the Company and at all times thereafter, shall perform all actions reasonably requested by the Company to establish and confirm such ownership.

Section 5.                                            Compliance with Federal Contractor Requirements.  Employee acknowledges and agrees that the Company has established certain policies required by its status as a federal contractor and agrees to abide and be bound by such policies including, but not limited to:

(i)                                     the provisions of the anti-drug policies prohibiting the manufacture, distribution, disposition, possession, or use of a controlled substance in the workplace; and

(ii)                                  the governmental policies prohibiting payments to influence federal officials set forth in F.A.R. 52.203-12 entitled “Limitation on Payments to Influence Certain Federal Transactions”.

Section 6.                                            Enforcement.  The Employee understands and agrees that, in the event the Employee breaches this Agreement, Company will suffer immediate and irreparable harm that cannot be accurately calculated by monetary damages.  Consequently, Employee acknowledges and agrees that the Company shall be entitled to immediate injunctive relief to prevent such violation.  Such injunctive relief shall be in addition to any other legal or equitable relief to which the Company would be entitled.  Furthermore, in the event of a breach or alleged breach of this Agreement, the Company shall not be deprived of the full period of the restrictive covenants.  Accordingly, the time periods set forth above in the restrictive covenants shall be tolled until such breach or violation has been cured.  Lastly, the Company shall be entitled to maintain proceedings in any court of competent jurisdiction, either at law or in equity, for any breach of this agreement by the Employee to enforce the specific performance of this Employment Agreement and/or to obtain damages for any breach thereof, and without regard to any or all remedies sought by the Company, the Company shall be entitled to recover reasonable attorneys’ fees and other costs incurred in enforcing this agreement.

Section 7.                                            Change in Control.  In the event of a “Change in Control” (defined herein) during Employee’s employment, and if Employee’s employment terminates because of the Change in Control, Employee shall be entitled to a lump sum separation payment in an amount equal to one year’s salary (based on the Employee’s then fixed monthly salary).  In addition, Employee shall be entitled to an accelerated full and immediate vesting in all outstanding restricted Company stock options.  “Change in Control,” for purposes of Section 7 of this Agreement, is deemed to have occurred if

(i)                                     there is a sale of all or substantially all of the Company’s assets to a party other than a current shareholder of the Company;

(ii)                                  there is a merger or consolidation with another company or entity if persons who are not stockholders of the Company immediately prior to such merger or consolidation own, immediately after such merger or consolidation, 50% or more of the voting power of the outstanding securities of each of the continuing or surviving entity, and any direct or indirect parent corporation of such continuing or surviving entity.

(iii)                               any person, corporation, partnership or other entity, becomes the owner of record of securities of the Company that represent fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to elect Directors.

Section 8.                                            Benefits in the event Company terminates Employee’s employment.  If the Company terminates Employee’s employment, and does so for a reason other than (i) commission of a crime involving moral turpitude, (ii) failure to perform material duties of her position, or (iii) material breach of this Agreement, the following shall apply provided that employment termination under item (ii) above shall have been preceded by a written demand for substantial performance identifying the manner in which the company considers the Employee has not substantially performed her material duties and has provided Employee with a reasonable period to cure the failure:

(i)                                     a lump sum separation payment in an amount equal to one year’s salary (based on the Employee’s then fixed monthly salary)

(ii)           such separation pay and benefits are conditional on Employee’s execution of a release agreement acceptable to both parties.  Nothing contained in this or any other section of this Agreement modifies the at-will relationship of the parties.

Section 9.                                            Indemnification.  Employee shall be indemnified and held harmless by Company to the same extent as it indemnifies any other director or officer of Company.

Section 10.                                      Amendments.  No change, modification, waiver, discharge, amendment, or addition to the Employment Agreement shall be binding unless it is in writing and signed by the Company and the Employee.

Section 11.                                      Entire Agreement.  This Employment Agreement contains the entire understanding and agreement between the Company and the Employee and supersedes any prior written or verbal agreements between them pertaining to the Employee’s employment with the Company.

Section 12.                                      Governing Law.  This Employment Agreement shall be governed by the substantive laws of the State of Texas. Any dispute arising under this Agreement shall be brought exclusively and solely in an appropriate tribunal sitting in Dallas County, Texas.

Section 13.                                      Nonassignability; Successors.  The obligations of the Employee under this Employment Agreement are not assignable by her.  Except as provided in the immediately preceding sentence, this Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors.

Section 14.                                      Representations of Employee. The Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement.  Furthermore, Employee agrees that the Company has advised Employee that it does not want any other company’s or employer’s Confidential Information and that it expressly prohibits Employee from using or bringing onto Company’s property any Confidential Information belonging to a previous employer or others.

Section 15.                                      Return of Materials. The Employee agrees that, within three days of her separation from employment (for any reason), Employee shall, among other things, return to the Company all Confidential Information and other materials belonging to the Company.

Section 16.                                      Notice of Competition. Employee agrees that, should Employee wish to directly or indirectly compete with or assist others in competing with any of the businesses of the Company, Employee will first provide written notice to the Vice-President, Administration or the head of the Human Resources Department at least seven (7) days before doing so.

Section 17.                                      Notices.  Any notice required to be given in writing by any party to this Employment Agreement may be personally delivered or mailed by registered or certified mail to the last known address of the party to be notified.  For notification to the Company, such notice shall be delivered to the Vice-President, Administration or to the head of Human Resources for the Company.  Any such notice personally delivered shall be effective upon delivery and any such notice mailed shall be effective four (4) business days after the date of mailing, by registered or certified mail, with postage prepaid to the last known address of the party to be notified.

Section 18.                                      Severability.  The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the other provisions of this Employment Agreement.  Any such invalid or unenforceable provision shall be enforced to the fullest extent possible, and the remainder of this Employment Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

Section 19.                                      Headings.  The section and other heads contained in this Employment Agreement are for reference purposes only and shall not affect the interpretation of this Employment Agreement.

Section 20.                                      Construction.  Whenever required by the context, references to the singular shall include the plural, and the masculine gender shall include the feminine gender.

IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be executed on its behalf and the Employee has signed his name hereto, effective as of the date first written above.

EFJ, Inc.

By	\s\ Michael B Gamble
Printed Name	Michael B Gamble
Its	Vice President, Administration

EMPLOYEE:

\s\ Jana A. Bell
Jana A Bell